ANNUAL GENERAL MEETING OF SHAREHOLDERS

OF

PACIFIC ASIA CHINA ENERGY INC.

NOTICE OF ANNUAL GENERAL MEETING

AND

MANAGEMENT INFORMATION CIRCULAR

TO BE HELD AT 11:00 A.M.

ON WEDNESDAY, AUGUST 8TH, 2007

AT THE METROPOLITAN HOTEL VANCOUVER

2ND FLOOR, 645 HOWE STREET

VANCOUVER, B.C.  V6C 2Y9

NOTICE OF ANNUAL GENERAL MEETING

TAKE NOTICE that the annual general meeting (the "Meeting") of the shareholders of PACIFIC ASIA CHINA ENERGY INC. (the "Company") will be held on Wednesday, August 8th, 2007, at the Metropolitan Hotel Vancouver, 645 Howe Street, Vancouver, B.C. V6C 2Y9 at 11:00 am for the following purposes:

1.

To receive and consider the report of the directors and the Audited Financial Statements of the Company for the year ended February 28, 2007, together with the Auditor's Report.

2.

To re-appoint Dale Matheson Carr-Hilton LaBonte, Chartered Accountants, as the Auditor for the Company, and to authorize the Directors to fix the remuneration to be paid to the Auditor.

3.

To fix the number of directors at seven (7).

4.

To elect Directors for the ensuing year.

5.

To reaffirm the Company’s existing stock option plan for the ensuing year, as more fully set forth in the information circular accompanying this notice.

6.

To transact such other business as may be brought before the Meeting.

The accompanying management information circular provides additional information relating to the matters to be dealt with at the Meeting and is deemed to form part of this notice.

If you are unable to attend the Meeting in person, please complete, sign and date the enclosed form of proxy and return the same in the enclosed return envelope provided for that purpose within the time and to the location set out in the form of proxy accompanying this notice.

DATED at Kelowna, British Columbia this 27th day of June, 2007.

BY ORDER OF THE BOARD

“Devinder Randhawa”

Devinder Randhawa, C.E.O.

PACIFIC ASIA CHINA ENERGY INC.

(the “Company”)

700 – 1620 Dickson Avenue

Kelowna, B.C. V1Y 9Y2

MANAGEMENT INFORMATION CIRCULAR

This information is given as of June 27, 2007

This management information circular is furnished in connection with the solicitation of proxies by the management of PACIFIC ASIA CHINA ENERGY INC. (the "Company") for use at the  annual general meeting of the Company to be held on August 8, 2007 and at any adjournments thereof (the “Meeting”). Unless the context otherwise requires, references to the Company include the Company and its subsidiaries. The solicitation will be conducted by mail and may be supplemented by telephone or other personal contact to be made without special compensation by officers and employees of the Company. The cost of solicitation will be borne by the Company.

APPOINTMENT OF PROXYHOLDER

A duly completed form of proxy will constitute the person(s) named in the enclosed form of proxy as the shareholder's proxyholder. The persons whose names are printed in the enclosed form of proxy for the Meeting are officers or directors of the Company (the “Management Proxyholders”).

A shareholder has the right to appoint a person other than a Management Proxyholder, to represent the shareholder at the Meeting by striking out the names of the Management Proxyholders and by inserting the desired person’s name in the blank space provided or by executing a proxy in a form similar to the enclosed form. A proxyholder need not be a shareholder.

VOTING BY PROXY

Common shares of the Company (the “Shares”) represented by properly executed proxies in the accompanying form will be voted or withheld from voting on each respective matter in accordance with the instructions of the member (the “shareholder”) on any ballot that may be called for.

If no choice is specified and one of the Management Proxyholders is appointed by a shareholder as proxyholder, such person will vote in favour of the matters proposed at the Meeting and for all other matters proposed by management at the Meeting.

The enclosed form of proxy also confers discretionary authority upon the person named therein as proxyholder with respect to amendments or variations to matters identified in the Notice of the Meeting and with respect to other matters which may properly come before the Meeting. At the date of this Information Circular, management of the Company knows of no such amendments, variations or other matters to come before the Meeting.

COMPLETION AND RETURN OF PROXY

Completed forms of proxy must be received by mail or fax by the Company’s registrar and transfer agent, Pacific Corporate Trust Company, 3rd Floor, 510 Burrard Street, Vancouver, British Columbia, V6C 3B9, fax number (604) 689-8144, not later than forty-eight (48) hours, excluding Saturdays, Sundays and holidays, prior to the time of the Meeting, unless the chairman of the Meeting elects to exercise his discretion to accept proxies received subsequently.

NON-REGISTERED HOLDERS

Only registered shareholders or duly appointed proxyholders are permitted to vote at the Meeting. Most shareholders of the Company are “non-registered” shareholders because the Shares they own are not registered in their names but are instead registered in the name of the brokerage firm, bank or trust company through which they purchased the Shares. More particularly, a person is not a registered shareholder in respect of Shares which are held on behalf of that person (the “Non-Registered Holder”) but which are registered either: in the name of an intermediary (an “Intermediary”) that the Non-Registered Holder deals with (Intermediaries include, among others, banks, trust companies, securities dealers or brokers and trustees or administrators of self-administered RRSP's, RRIFs, RESPs and similar plans); or in the name of a clearing agency (such as The Canadian Depository for Securities Limited (“CDS”)) of which the Intermediary is a participant. In accordance with the requirements of National Instrument 54-101 of the Canadian Securities Administrators, the Company has distributed copies of the Notice of Meeting, this Information Circular and the Proxy (collectively, the “Meeting Materials”) to the clearing agencies and Intermediaries for onward distribution to Non-Registered Holders.

Intermediaries are required to forward the Meeting Materials to Non-Registered Holders unless a Non-Registered Holder has waived the right to receive them. Very often, Intermediaries will use service companies to forward the Meeting Materials to Non-Registered Holders. Generally, Non-Registered Holders who have not waived the right to receive Meeting Materials will receive either a voting instruction form or a form of proxy.

The voting instruction form, when properly completed and signed by the Non-Registered Holder and returned to the Intermediary or its service company, will constitute voting instructions (often called a “proxy authorization form”) which the Intermediary must follow. Typically, the proxy authorization form will consist of a one page pre-printed form. Sometimes, instead of the one page pre-printed form, the proxy authorization form will consist of a regular printed proxy form accompanied by a page of instructions which contains a removable label containing a bar-code and other information. In order for the form of proxy to validly constitute a proxy authorization form, the Non-Registered Holder must remove the label from the instructions and affix it to the form of proxy, properly complete and sign the form of proxy and return it to the Intermediary or its service company in accordance with the instructions.

The Non-Registered Holder may be given a form of proxy which has already been signed by the Intermediary restricted as to the number of shares beneficially owned by the Non-Registered Holder. Because the Intermediary has already signed the form of proxy, this form of proxy is not required to be signed by the Non-Registered Holder when submitting the proxy. In this case, the Non-Registered Holder who wishes to submit a proxy should otherwise properly complete the form of proxy and deliver it to Pacific Corporate Trust Company, at the address or fax number as provided above.

In either case, the purpose of this procedure is to permit Non-Registered Holders to direct the voting of the Shares which they beneficially own. Should a Non-Registered Holder who receives one of the above forms wish to vote at the Meeting in person, the Non-Registered Holder should strike out the names of the Management Proxyholders and insert the Non-Registered Holder's name in the blank space provided. In either case, Non-Registered Holders should carefully follow the instructions of their Intermediary, including those regarding when and where the proxy or proxy authorization form is to be delivered.

REVOCABILITY OF PROXY

Any registered shareholder who has returned a proxy may revoke it at any time before it has been exercised. In addition to revocation in any other manner permitted by law, a proxy may be revoked by instrument in writing, including a proxy bearing a later date, executed by the registered shareholder or by his attorney authorized in writing or, if the registered shareholder is a corporation, under its corporate seal or by an officer or attorney thereof duly authorized. The instrument revoking the proxy must be deposited at the registered office of the Company, at any time up to and including the last business day preceding the date of the Meeting, or any adjournment thereof, or with the chairman of the Meeting on the day of the Meeting. Only registered shareholders have the right to revoke a proxy. Non-Registered Holders who wish to change their vote must, at least 7 days before the Meeting, arrange for their respective Intermediaries to revoke the proxy on their behalf.

v

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Other than as disclosed elsewhere in this Information Circular, none of the Directors or Senior Officers of the Company, no proposed nominee for election as a Director of the Company, none of the persons who have been Directors or Senior Officers of the Company since the commencement of the Company's last completed financial year and no associate or affiliate of any of the foregoing persons has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted upon at the Meeting.

VOTING SHARES AND PRINCIPAL HOLDERS THEREOF

The Company is authorized to issue an unlimited number of common shares without par value, of which 90,469,553 common shares are issued and outstanding. Only the holders of common shares are entitled to vote at the Meeting and the holders of common shares are entitled to one vote for each common share held. Holders of common shares of record on June 27, 2007, the Record Date, will be entitled to vote at the Meeting.

To the knowledge of the directors and senior officers of the Company, no shareholder beneficially owns shares carrying more than 10% of the voting rights attached to all shares of the Company except for the following:

Shareholder Name and Municipality	Number of Shares Held	Percentage of Issued Shares
North American Oil & Minerals Inc. Barbados	13,000,000	14.5%

VOTES NECESSARY TO PASS RESOLUTIONS

A simple majority of affirmative votes cast at the Meeting is required to pass the resolutions described herein. If there are more nominees for election as directors or appointment of the Company’s auditor than there are vacancies to fill, those nominees receiving the greatest number of votes will be elected or appointed, as the case may be, until all such vacancies have been filled. If the number of nominees for election or appointment is equal to the number of vacancies to be filled, all such nominees will be declared elected or appointed by acclamation.

ELECTION OF DIRECTORS

The directors of the Company are elected at each annual general meeting and hold office until the next annual general meeting or until their successors are appointed. In the absence of instructions to the contrary, the enclosed proxy will be voted for the nominees herein listed.

The Shareholders will be asked to pass an ordinary resolution to set the number of directors of the Company at seven (7). Management of the Company proposes to nominate each of the following persons for election as a director.The following table sets out the names of the persons to be nominated for election as Directors, the positions and offices which they presently hold with the Company, their respective principal occupations or employments during the past five years if such nominee is not presently an elected Director and the number of shares of the Company which each beneficially owns, directly or indirectly, or over which control or direction is exercised as of the date of this Information Circular:

Name and Residence of Proposed Directors and Present Offices Held	Principal Occupation	Director Since	Number of Common Shares*
TUNAYE SAI Vancouver, B.C. President, Director

Mr. Sai received his Bachelor of Engineering (Mining) from the Rangoon Institute of Technology, Burma, and received a Post Graduate Diploma in Management and Administration from the Institute of Economics Rangoon, Burma. He is a member of the Canadian Institute of Mining, Metallurgy and Petroleum, and also a member of Australasia Institute of Mining and Metallurgy.

		May 3, 2006	6,500,000*

DEVINDER RANDHAWA (2) Kelowna, B.C. C.E.O., Director

Mr. Randhawa worked in the brokerage industry for six years as an investment advisor and corporate finance analyst.  In 1983 he received a Bachelors degree in Business Administration from Trinity Western College, Langley, B.C.; in 1985 he received an MBA from the University of British Columbia.  Mr. Randhawa founded Strathmore Minerals Corp. in 1996 and is currently the Company’s CEO and Chairman. Mr. Randhawa also founded and is currently the President of RD Capital Inc., a privately held consulting firm providing venture capital and corporate finance services to emerging companies in the resources and non-resource sectors both in Canada and the US.

		December 30, 2005	4,498,066*
STEVEN N. KHAN (1) Vancouver, B.C. Executive Vice President , Director

Mr. Khan spent close to twenty years in all aspects of the investment industry, including retail, institutional, corporate finance, capital markets, and investment banking areas.  Mr. Khan has held senior management roles of a number of regional and national Canadian investment brokerage houses.  Since 2003, Mr. Khan has held various Director and executive positions with a number of public and private companies.  In addition, Mr. Khan is the sole owner of Sona Capital Ltd., a private consulting company. He holds a B.Sc. and M.B.A from the University of British Columbia and is a Fellow of the Canadian Securities Institute, holds a Chartered Financial Analyst designation, and is a member of the CFA Institute.

		June 22, 2005	907,000
DAVID MARCHIONI Calgary, A.B. Vice President of Exploration, Director	Mr. Marchioni received a Professional Geologist designation from the Association of Professional Engineers Geologists, Geophysicists of Alberta in 1992. He received his MBA from the University of Calgary in 1992; a PhD. (coal geology) from Newcastle, NSW, Australia in 1977; and a B.Sc. (Hons. 1; Geology) from the University of Newcastle, NSW, Australia in 1968. Since 1992, Mr. Marchioni has through his consulting business, Petro-Logic Services, focused on coal bed methane projects.	December 30, 2005	300,000
NORMAN MACKENZIE (1)(2) Calgary, A.B. Director	Mr. MacKenzie is Chairman of Raptor Capital Corp. (a public oil and gas company); he is President of Normac Investments Inc., a private energy investment company; and a Director of Second Star Resources Inc., a private oil and gas consulting firm.	December 30, 2005	40,000
DONALD SCORETZ (1)(2) Vancouver, B.C. Director	Mr. Scoretz is a retired businessman.	August 18, 2006	6,500,000*
JAMES DOUGLAS BROWN Vaud, Switzerland Proposed Director

Mr. Brown graduated from Edinburgh University in 1973 with a law degree. He began his investment banking career with JP Morgan and Citigroup shortly thereafter where he remained until 1997. In 1997 Mr. Brown began managing a private hedge fund distribution business and also sat on the board of two investment funds, Eastern Capital Ltd. and LIM Asia Arbitrage Ltd.

		N/A	950,000*

The above information was provided by the individual nominee.

1. Audit Committee Member.

2. Compensation and Stock Option Committee Member

3. * Indirect Ownership of some or all of the common shares shown.

APPOINTMENT OF AUDITOR

Unless otherwise instructed, the proxies given pursuant to this solicitation will be voted for the reappointment of Dale Matheson Carr-Hilton LaBonte, Chartered Accountants, of Vancouver, British Columbia, as auditor of the Company to hold office until the close of the next annual general meeting of the Company.

Dale Matheson Carr-Hilton LaBonte, Chartered Accountants, were first appointed auditor of the Company on May 16, 2006.

AUDIT COMMITTEE AND RELATIONSHIP WITH AUDITOR

Multilateral Instrument 52-110 of the Canadian Securities Administrators (“MI 52-110”) requires the Company, as a venture issuer, to disclose annually in its Information Circular certain information concerning the constitution of its audit committee and its relationship with its independent auditor, as set forth in the following.

Audit Committee Charter:

The audit committee is a committee of the board of directors of the Company that is independent of the Company’s management and represents the interests of the Company’s shareholders.

The audit committee is authorized by the board of directors to:

(a) oversee the process of selecting and appointing the Company’s external auditor,

(b) oversee the conduct of the audit, and

(c) have primary responsibility for the relationship between the Company and its external auditor.

Responsibilities of the Audit Committee

The audit committee must:

(a) take reasonable steps, at the time the auditor’s appointment is under consideration, to ensure that the auditor is independent of management of the Company in accordance with applicable standards,

(b) determine whether the audit fees charged by the auditor appear adequate in relation to the work required to support an audit opinion, without regard to fees that might be paid to the auditor for other services,

(c) meet with the auditor, regularly and when otherwise appropriate, without management present to determine whether there are any contentious issues between the auditor and management relating to the Company’s financial disclosure and, if so, whether those issues have been resolved to the auditor’s satisfaction,

(d) establish, and monitor compliance with, the Company’s policies regarding (i) the auditor’s providing services beyond the scope of the Company’s audit, and (ii) the Company’s hiring individuals formerly employed by the auditor to fill senior officer positions of the Company, and

(e) prepare annually a report describing the steps it has taken to ensure that the auditor is independent of management of the Company, including (i) the policies and procedures followed so that any contracts for non-audit services to be provided by the auditor do not compromise the auditor’s independence, and (ii) the nature of any non-audit service contracts entered into and the amount of the related fees.

The Company’s audit committee is comprised of three directors: Steven Khan, Donald Scoretz and Norman Mackenzie. All audit committee members are “financially literate” (as defined in MI 52-110) and only Steven Khan, the Executive Vice President, is not “independent”.

Since the commencement of the Company’s most recently completed financial year, the Company’s Board of Directors has not failed to adopt a recommendation of the audit committee to nominate or compensate an external auditor.

Since the effective date of MI 52-110, the Company has not relied on the exemptions contained in sections 2.4 or 8 of MI 52-110. Section 2.4 provides an exemption from the requirements that the audit committee must pre-approve all non-audit services to be provided by the auditor, where the total amount of fees related to the non-audit services are not expected to exceed 5% of the total fees payable to the auditor in the fiscal year in which the non-audit services were provided. Section 8 permits a company to apply to a securities regulatory authority for an exemption from the requirements of MI 52-110, in whole or in part.

The audit committee has not adopted specific policies and procedures for the engagement of non-audit services. Subject to the requirements of MI 52-110, the engagement of non-audit services is considered by the Company’s Board of Directors, and where applicable the audit committee, on a case-by-case basis.

The Company is relying on the exemption provided by section 6.1 of MI 52-110 which provides that the Company, as a venture issuer, is not required to comply with Part 3 (Composition of the Audit Committee) and Part 5 (Reporting Obligations) of MI 52-110.

CORPORATE GOVERNANCE

General

Effective June 30, 2005, National Instrument 58-101 Disclosure of Corporate Governance Practices (“NI 58-101”) and National Policy 58-201 Corporate Governance Guidelines (“NP 58-201”) were adopted in each of the provinces and territories of Canada. NI 58-101 requires issuers to disclose the corporate governance practices that they have adopted. NP 58-201 provides guidance on corporate governance practices.

The Board believes that good corporate governance improves corporate performance and benefits all shareholders. This section sets out the Company’s approach to corporate governance and addresses the Company’s compliance with NI 58-101.

1. Board of Directors

Directors are considered to be independent if they have no direct or indirect material relationship with the Company. A “material relationship” is a relationship which could, in the view of the Company’s Board of Directors, be reasonably expected to interfere with the exercise of a director’s independent judgment.

The board facilitates its independent supervision over management by reviewing all significant transactions of the Company.

The independent members of the Board of Directors of the Company are Norman Mackenzie and Donald Scoretz.

The non-independent members of the Board of Directors of the Company are Devinder Randhawa, Chief Executive Officer, Steven Khan, Executive Vice President, David Marchioni, Vice President of Exploration and Tunaye Sai, President.

2. Directorships

Certain of the directors, or proposed directors, are presently directors in one or more other reporting issuers, as follows:

DIRECTORS	OTHER ISSUERS
Devinder Randhawa	Strathmore Minerals Corp., Sernova Corp., Ballyliffin Capital Corp., Jalna Minerals Ltd., Knowledge Plus Multimedia Publishing Ltd.
Steven Khan	Ballyliffin Capital Corp., Jalna Minerals Ltd.
Norman Mackenzie	Raptor Capital Corporation
James Douglas Brown	Lund Gold Ltd., Genesis Minerals Ltd., Endeavor Energy Corp.

3. Orientation and Continuing Education

When new directors are appointed they receive orientation, commensurate with their previous experience, on the Company’s properties and on the responsibilities of directors.

Board meetings may also include presentations by the Company’s management and employees to give the directors additional insight into the Company’s business.

4. Ethical Business Conduct

The Board has found that the fiduciary duties placed on individual directors by the Company’s governing corporate legislation and the common law and the restrictions placed by applicable corporate legislation on an individual directors’ participation in decisions of the Board in which the director has an interest have been sufficient to ensure that the Board operates independently of management and in the best interests of the Company.

5. Nomination of Directors

The Board considers its size each year when it considers the number of directors to recommend to the shareholders for election at the annual meeting of shareholders, taking into account the number required to carry out the Board’s duties effectively and to maintain a diversity of views and experience.

The Board does not have a nominating committee, and these functions are currently performed by the Board as a whole. However, if there is a change in the number of directors required by the Company, this policy will be reviewed.

6. Other Board Committees

The Board has no other committees other than the audit committee, the stock option committee, the compensation committee.

COMPENSATION OF EXECUTIVE OFFICERS

The following table sets forth all compensation for the periods indicated in respect of the individuals who served as either the Chief Executive Officer or Chief Financial Officer of the Company at any time during the financial year of the Company, and all other executive officers of the Company who received, during the financial year of the Company, salary and bonus in excess of $150,000 (collectively, the “Named Executive Officers”).

Summary Compensation Table

		Annual Compensation			Long-Term Compensation
					Awards		Payouts
Name and Principal Position	Fiscal Year (Feb 28)	Salary ($)	Bonus ($)	Other Annual Compen-sation ($)	Securities Under Options/ SARs Granted (#)	Restricted Shares or Restricted Share Units ($)	LTIP Payouts ($)	All Other Compen-sation ($)
Tunaye Sai President	2005 2006	Nil 76,667	Nil Nil	Nil Nil	250,000 300,000	Nil Nil	Nil Nil	Nil Nil
Devinder Randhawa C.E.O.	2005 2006	53,500 136,259	100,000 Nil	Nil Nil	600,000 Nil	Nil Nil	Nil Nil	Nil Nil
Patrick Groening C.F.O.	2005 2006	68,660 48,000	Nil Nil	Nil Nil	150,000 Nil	Nil Nil	Nil Nil	Nil Nil

Notes:

1.

Mr. Randhawa was President from December 30, 2005 until May 2, 2006.

2.

Mr. Sai was appointed President May 3, 2006.

x

Long-Term Incentive Plan Awards

A long term incentive plan (“LTIP”) is “a plan providing compensation intended to motivate performance over a period greater than one financial year” and does not include option or stock appreciation rights (“SARs”) plans or plans for compensation through shares or units that are subject to restrictions on resale. The Company did not award any LTIPs to any Named Executive Officer during the most recently completed financial year.

Stock Appreciation Rights

A stock appreciation right (“SAR”) is a right to receive a payment of cash or an issue or transfer of shares based wholly or in part on changes in the trading price of the Company’s Common Shares. No SARs were granted to, or exercised by, any Named Executive Officer or any directors during the most recently completed financial year.

Stock Option Grants During 2006

The following table sets forth the options to purchase common shares of the Company granted during 2006 to the Named Executive Officers of the Company.

Option/SAR Grants During The Most Recent Completed Financial Year

Name	Securities Under Options/SARs Granted (#)	% of Total Options/SARs Granted to Employees in Financial Year	Exercise or Base Price ($/Security)	Market Value of Securities Underlying Options/SARs on the Date of Grant ($/Security)	Expiration Date
Tunaye Sai	300,000	20%	$1.50	$1.43	April 12, 2011

Stock Options Exercised During 2006

No stock options were exercised by the Named Executive Officers during the fiscal year ended February 28, 2007.

The Company has no defined benefit or actuarial plans in place for any Named Executive Officers.

There are no compensatory plans or arrangements with respect to any Named Executive Officer resulting from the resignation, retirement or any other termination of employment of the officer’s employment or from a changed of the Name Executive Officer’s responsibilities following a change in control.

DIRECTORS OF THE COMPANY

None of the Directors of the Company have received any cash compensation, directly or indirectly, for their services rendered during the most recently completed financial year of the Company other than the reimbursement of their expenses or as set out elsewhere in this Information Circular (See Interest of Informed Persons).

The Company does not have any non-cash compensation plans for its Directors and it does not propose to pay or distribute any non-cash compensation during the current financial year. During the most recently completed financial year ended February 28, 2007, the Company did not have a pension plan for its Directors, officers or employees.

CORPORATE CEASE TRADE ORDERS OR BANKRUPTCIES

Except as disclosed below, no proposed director of the Company, or, within the past ten years before the date of this Information Circular has been, a director or executive officer of any other issuer that, while such person was acting in that capacity:

(i)

was the subject of a cease trade or similar order, or an order that denied the other issuer access to any exemptions under securities legislation, for a period of more than 30 consecutive days; or

(ii)

was subject to an event that resulted, after the director or executive officer ceased to be a director or executive officer, in the company being the subject of a cease trade or similar order or an order that denied the company access to any exemption under securities legislation, for a period of more than 30 consecutive days; or

(iii)

within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or comprise with creditors or had a receiver, receiver-manager or trustee appointed to hold its assets; or

has, within the past ten years before the date of this Information Circular, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or was subject to or instituted any proceedings, arrangement, or compromise with creditors or had a receiver, receiver-manager or trustee appointed to hold the assets of that individual.

Devinder Randhawa was formerly a director of Knowledge Plus Multimedia Publishing Ltd. (“Knowledge Plus”). Mr. Randhawa joined the board of directors of Knowledge Plus to assist in facilitating a reorganization of its affairs at a time when Knowledge Plus had no active business. The parties were unable to complete the reorganization in a timely manner and, on July 23, 1998, Knowledge Plus was delisted by the Exchange (formerly the Canadian Venture Exchange (Alberta)) for failure to meet the continuing listing requirements of the Exchange. Mr. Randhawa was a director of Knowledge Plus when it was subject to the term a cease trade order, which has not been revoked, issued by the Alberta and British Columbia Securities commissions on May 7, 1998.

Devinder Randhawa was formerly a director of Cumulus Ventures Ltd. (“Cumulus”) (formerly Cumulus Technology Ltd.). Cumulus was cease traded by the British Columbia and Ontario Securities Commissions in 2001 and the cease trade order has not been revoked.

PENALTIES OR SANCTIONS

Except as disclosed below, no proposed director of the Company has been subject to any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority or has been subject to any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable securityholder in deciding whether to vote for a proposed director.

In September, 1989, Mr. Randhawa agreed to pay $750 for costs of an investigation by the British Columbia Securities Commission resulting from a breach of local policy for Guidelines for Advertising Guidelines of Securities and for Promotional Activities during the Course of Distribution. Mr. Randhawa wrote a series of articles for a magazine which indicated his personal opinions of a publicly traded company and its principals without the approval of Haywood Securities Inc. (“Haywood”). Mr. Randhawa was employed as a registered representative of the corporate finance department of Haywood at the time the articles were written. Mr. Randhawa waived his right to a hearing and review by the British Columbia Securities Commission, agreed to pay the costs of the investigation and also agreed to ensure that all future publications with which he is involved received appropriate approvals in compliance with the local policy. On March 21, 1996, Mr. Randhawa was fined $5,000 by the Exchange (Canadian Venture Exchange (British Columbia)) for failing to fulfill his duties in 1993 as a registered representative for Canaccord Capital Corporation due to his involvement in loaning funds to a company listed on the Exchange without first advising Canaccord Capital Corporation. Mr. Randhawa appealed the decision to the British Columbia Securities Commission and, on September 11, 1997, as a result of a hearing held on March 21, 1997, the British Columbia Securities Commission held that the Exchange erred, in part, in its decision, and reduced the fine to $2,000. Mr. Randhawa was subject to strict supervision for 3 months and had to pass a conduct and practices handbook exam. The British Columbia Securities Commission confirmed the finding of the Exchange that Mr. Randhawa had breached the Exchange’s Rule F.2.22(c) in that he made a loan to a company listed on the Exchange without first advising his employer, Canaccord Capital Corporation.

In 2003 and 2004 the Pacific District Council of the Investment Dealers Association investigated Mr. Khan’s previous employer, IPO Capital Corp. and the activities of a number of registered representatives that took place in 1999. During the relevant period, Mr. Khan was Chairman and CEO of IPO Capital Corp. In August 2004, Mr. Khan entered into a settlement agreement with the Pacific District Council of the Investment Dealer’s Association accepting that he failed to prohibit one of the representatives from selling debtor Certificates to IPO clients, when he knew, or ought to have known that the only person doing due diligence was not qualified to conduct proper due diligence with respect to the investment. Mr. Khan was fined $8,000 and paid $2,000 in investigative costs for failing to observe high standards of conduct contrary to Association By-Law 29.1.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER
EQUITY COMPENSATION PLANS

The following table sets out, as of the end of the Company’s fiscal year ended February 28, 2007, all required information with respect to compensation plans under which equity securities of the Company are authorized for issuance:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by securityholders	5,400,000	$0.80	3,646,955
Equity compensation plans not approved by securityholders	Nil	Nil	Nil
Total	5,400,000	$0.80	3,646,955

INDEBTEDNESS TO COMPANY OF DIRECTORS AND EXECUTIVE OFFICERS

There is no indebtedness of any director, executive officer, senior officer, proposed nominee for election as a director or associate of them, to or guaranteed or supported by the Company or any of its subsidiaries either pursuant to an employee stock purchase program of the Company or otherwise, during the most recently completed financial year.

INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

Since March 1, 2006, being the commencement of the Company’s last completed financial year, none of the following persons, except as set out herein and below, has any material interest, direct or indirect, in any transaction or proposed transaction which has materially affected or will materially affect the Company or any of its subsidiaries:

(a) any director or executive officer of the Company;

(b) any shareholder holding, directly or indirectly, more than 10% of the voting rights attached to all the shares of the Company; and

(c) any associate or affiliate of any of the foregoing persons.

On March 20, 2006 the Company acquired a second coal-bed methane project in China by issuing 18,000,000 common shares to acquire AsiaCanada Energy Inc.  13,000,000 common shares were issued to North American Oil & Minerals Inc., a company controlled by Tunaye Sai, now the President of the Company and Don Scoretz a director, and 5,000,000 common shares were issued to Devinder Randhawa.

During the year ended February 28, 2007, the Company paid or accrued management consulting fees in the amount of $136,259 to a company controlled by Devinder Randhawa, the Chairman and CEO of the Company. Management consulting fees of $60,533 were paid to a company controlled by Steven Khan, the Executive Vice President of the Company. Management consulting fees of $84,000 were paid to a company controlled by David Marchioni, the Vice President of Exploration of the Company.  Patrick Groening, the Chief Financial Officer of the Company, received $48,000 for his services.

MANAGEMENT CONTRACTS

There are no management functions of the Company or a subsidiary thereof, which are to any substantial degree performed by a person other than the directors or senior officers of the Company or a subsidiary thereof.

PARTICULARS OF OTHER MATTERS TO BE ACTED UPON

RE-AFFIRM STOCK OPTION PLAN

During the next year, the Company may grant additional stock options pursuant to its existing Incentive Stock Option Plan (the “Plan”), subject to all necessary regulatory approvals. Under the current policy of the TSX Venture Exchange (the "Exchange"), shareholder approval of the Plan is required on an annual basis. Under the Exchange’s Policy 4.4, governing stock options, all issuers are required to adopt a stock option plan pursuant to which stock options may be granted. The Plan will be limited to not more than 10% of the current issued shares of the Company (subject to certain other limitations as set out in the Plan) and set at the time of any granting of options (on a non-diluted basis). This is constituted as a “rolling” as opposed to a “fixed number” plan. Any previously granted options are governed by the Plan, and if any options granted expire or terminate for any reason without having been exercised in full, the unpurchased shares shall again be available under the Plan.

Options must be issued only on terms acceptable to the Exchange and the Plan complies with the requirements of Exchange Policy 4.4 for Tier 2 issuers.

A copy of the Plan is available for review at the offices of the Company or the registered offices of the Company, at Suite 700 – 595 Howe Street, Vancouver, BC, V6C 2T5 during normal business hours up to and including the date of the Meeting.

The Company is asking shareholders to approve the following resolutions:

“BE IT RESOLVED THAT, subject to regulatory approval:

1.

the Company’s stock option plan (the “Plan”) be and it is hereby affirmed and approved;

2.

the board of directors be authorized to grant options under and subject to the terms  and conditions of the Plan, which may be exercised to purchase up to 10% of the issued common shares of the Company as at the time of grant;

3.

the directors and officers of the Company be authorized and directed to perform such acts and deeds and things and execute all such documents, agreements and other writings as may be required to give effect to the true intent of these resolutions.”

OTHER MATTERS

The management of the Company is not aware of any other matter to come before the Meeting other than as set forth in the Notice of the Meeting. If any other matter properly comes before the Meeting, it is the intention of the persons named in the enclosed Form of Proxy to vote the shares represented thereby in accordance with their best judgment on such matter.

ADDITIONAL INFORMATION

Additional information relating to the Company is on SEDAR at www.sedar.com. Financial information relating to the Company is provided in the Company’s comparative financial statements and MD&A for the financial year ended February 28, 2007.

Shareholders may contact the Company to request copies of financial statements and MD&A at the following address:

Suite 700, 1620 Dickson Avenue

Kelowna, BC

V1Y 9Y2

CERTIFICATE

The content and sending of this information circular has been approved by the Company’s board of directors.

The foregoing contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made.

Dated as of June 27, 2007

“Devinder Randhawa”

Devinder Randhawa, CEO